 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

EATON CORPORATION plc
(Exact name of registrant as specified in its charter)

Ireland	000-54863	98-1059235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton House, 30 Pembroke Road, Dublin 4, Ireland	D04 Y0C2
(Address of principal executive offices)	(Zip Code)

+353 1637 2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares ($0.01 par value)	ETN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2022, the registrant adopted a revised form Change of Control Agreement and, as a result, entered into new Change of Control Agreements with each of the Named Executive Officers and other eligible officers (the “New Agreements”).  The New Agreements supersede and replace the prior Change of Control Agreements previously in effect (the “Prior Agreements”) between the Company and such officers. Like the Prior Agreements, the New Agreements provide for payments and benefits in the event of a termination of employment in the context of a change of control of the registrant.  The New Agreements remove certain fringe benefits and expand the definition of Cause (as defined therein) to include (i) pleading guilty or nolo contendere to, or being convicted of any felony or any crime involving moral turpitude, dishonesty, fraud or unethical business conduct; (ii) a material violation of the Code of Ethics or other applicable policies or procedures; and (iii) willful misconduct which is materially detrimental to the financial condition or business reputation of the company.

The summary of the New Agreements set forth above in this Form 8-K is qualified in its entirety by reference to the full text of the form of Change of Control Agreement filed herewith as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)(b) At the Annual General Meeting of Shareholders of the Company held on April 27, 2022, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in the Company’s Proxy Statement for the 2022 Annual General Meeting of Shareholders. Each of the items was approved by the shareholders. The voting results for each proposal are set forth below.

Item 1 – Electing the ten director nominees named in the proxy statement.

Each of the following individuals was elected as a director, based on the voting results shown below, to serve until the 2023 Annual General Meeting of Shareholders or until his or her successor is duly elected and qualified:

Director	For	Against	Abstain	Broker Non-Votes
Craig Arnold	293,121,661	24,652,045	1,372,478	35,690,236
Christopher M. Connor	298,728,862	19,586,245	831,077	35,690,236
Olivier Leonetti	316,167,396	2,355,406	623,382	35,690,236
Deborah L. McCoy	302,389,523	15,956,994	799,667	35,690,236
Silvio Napoli	311,471,520	6,978,143	696,521	35,690,236
Gregory R. Page	280,485,579	37,861,928	798,677	35,690,236
Sandra Pianalto	316,112,801	2,477,399	555,984	35,690,236
Robert V. Pragada	313,200,087	5,190,640	755,457	35,690,236
Lori J. Ryerkerk	311,988,628	6,475,331	682,225	35,690,236
Gerald B. Smith	309,103,257	9,094,494	948,433	35,690,236
Dorothy C. Thompson	307,106,190	6,631,869	5,408,125	35,690,236
Darryl L. Wilson	312,528,575	5,660,161	957,448	35,690,236

Item 2 – Appointment of Ernst & Young LLP as independent auditor for 2022 and authorizing the Audit Committee of the Board of Directors to set its remuneration.

For	Against	Abstain
339,295,646	14,990,296	550,478

Item 3 – Advisory approval of the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
295,069,823	22,831,549	1,244,812	35,690,236

Item 4 – Grant of Board authority to issue shares under Irish law.

For	Against	Abstain
344,092,783	9,785,860	957,777

Item 5 - Grant of Board authority to opt-out of pre-emption rights under Irish law.

For	Against	Abstain
345,488,781	7,364,562	1,983,077

Item 6 – Authorization to the Company and or any subsidiary of the Company to make overseas market purchases of Company shares.

For	Against	Abstain
347,395,345	6,313,665	1,127,410

Item 7 – Approval of a capitalization and related capital reduction to create distributable reserves under Irish law.

For	Against	Abstain
351,057,375	1,943,192	1,835,853

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Form Change of Control Agreement between Eaton Corporation plc and each officer thereof

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation plc

Date: April 27, 2022	/s/ April Miller Boise
April Miller Boise Executive Vice President and Chief Legal Officer